EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT


                             FOR THE ACQUISITION OF


                              AVAILABLE MONEY, INC.


                                       BY


                           iGAMES ENTERTAINMENT, INC.


                                      FROM


                        HELENE REGEN and SAMUEL FRESHMAN


                                 JANUARY 6, 2004



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                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 6th day of January, 2004, by and among iGAMES ENTERTAINMENT, INC., a Nevada corporation ("BUYER"), AVAILABLE MONEY, INC., a Nevada corporation ("AVAILABLE Money"), and HELENE REGEN and SAMUEL FRESHMAN, adult individuals (individually a "SELLER" and collectively "Sellers"), and Christopher M. Wolfington ("WOLFINGTON").

                                    RECITALS:

         WHEREAS, Sellers collectively own all of the issued and outstanding shares of capital stock of Available Money;

         WHEREAS, Buyer has agreed to purchase from Sellers, and Sellers have agreed to sell to Buyer, all of the issued and outstanding capital stock of Available Money upon the terms and subject to the conditions hereof; and

         WHEREAS, Available Money has a vested interest in the Contemplated Transactions and is a Party to this Agreement in order to make certain representations and warranties to Buyer; and

         WHEREAS, Wolfington has a vested interest in the Contemplated Transactions and is a Party to this Agreement in order to make certain representations and warranties regarding MCA to Sellers.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, intending to be legally bound hereby, the Parties agree as follows:

         1. DEFINITIONS. As used herein, the following terms will have the meanings ascribed thereto in this Section 1:

                  (a) "ACCOUNTS RECEIVABLE" means trade accounts receivable, notes receivable and other rights to the payment of money, including any claim, remedy or other right related to any returned and unpaid checks.

                  (b) "APPLICABLE LAW" OR "APPLICABLE LAWS" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

                  (c) "APPRAISER" has the meaning set forth in Section 9(b).

                  (d) "AVAILABLE MONEY" has the meaning set forth in the recitals set forth above and includes any Subsidiary corporation or entities of Available Money.

                  (e) "AVAILABLE MONEY CONTRACTS" has the meaning set forth in
Section 6(n).

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                  (f) "AVAILABLE MONEY EMPLOYEE PLANS" has the meaning set forth in Section 6(r)(i).

                  (g) "AVAILABLE MONEY FINANCIAL INFORMATION" has the meaning set forth in Section 6(e).

                  (h) "AVAILABLE MONEY INTELLECTUAL PROPERTY" has the meaning set forth in Section 6(l)(i).

                  (i) "AVAILABLE MONEY SHARE" means any share of the capital stock of Available Money.

                  (j) "AVAILABLE MONEY TAX AFFILIATE" has the meaning set forth in Section 6(g)(i).

                  (k) "BREACH" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

                  (l) "BUSINESS" means Available Money's business of arranging for the provision of ATM machines and related services to gaming and other facilities.

                  (m) "BUSINESS DAY" means any day other than (a) Saturday or Sunday or (b) any other day on which banks in California are permitted or required to be closed.

                  (n) "BUYER" has the meaning given in the preamble above.

                  (o) "BUYER COMMON STOCK" means the common stock, par value $.004 per share, of Buyer.

                  (p) "BUYER CONTRACTS" has the meaning set forth in Section
5(n).

                  (q) "BUYER'S COUNSEL" means Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                  (r) "BUYER FINANCIAL INFORMATION" has the meaning set forth in
Section 5(e).

                  (s) "BUYER INTELLECTUAL PROPERTY" has the meaning set forth in
Section 5(l)(i).

                  (t) "BUYER SEC REPORTS" has the meaning set forth in Section 5(m).

                  (u) "BUYER TAX AFFILIATE" has the meaning set forth in Section 5(g).

                  (v) "CHEX ACQUISITION" has the meaning set forth in Section 2(a)(iii).

                  (w) "CLOSING" has the meaning set forth in Section 2(b) below.

                  (x) "CLOSING DATE" means the date on which the Closing actually takes place.

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                  (y) "CODE" means the Internal Revenue Code of 1986, as
amended, and the rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  (z) "CONFIDENTIAL INFORMATION" means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Contemplated Transactions. Information shall be treated as Confidential Information whether such information has been marked "confidential" or in a similar manner.

                  (aa) "CONSENT" means any approval, consent, ratification, waiver or other authorization.

                  (bb) "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by the Transaction Documents.

                  (cc) "CONTRACT" means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

                  (dd) "CONTRACT PURCHASE PRICE REDUCTION" has the meaning set forth in Section 7(f).

                  (ee) "COVENANT NOT TO COMPETE" means the Covenant Not to Compete attached hereto as EXHIBIT B.

                  (ff) "DISCLOSURE SCHEDULES" means the disclosure schedules delivered by each Party to the other Parties as required by this Agreement on the date hereof and initialed by the Parties, as subsequently updated or supplemented by the Parties prior to the Closing. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement. The Disclosure Schedules shall be attached hereto as EXHIBIT A and by reference made a part hereof.

                  (gg) "EFFECTIVE DATE" has the meaning set forth in Section
3(a).

                  (hh) "EMPLOYEE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(3).

                  (ii) "ENCUMBRANCE" means and includes:

                           (i) with respect to any personal property, any
security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, interest or other right or claim of third parties, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

                           (ii) with respect to any real property (whether and
including owned Real Property or leased Real Property), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties

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(including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

                  (jj) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued by the Department of Labor pursuant to ERISA or any successor law.

                  (kk) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (ll) "FINAL RETURNS" has the meaning set forth in Section
3(a).

                  (mm) "GAAP" means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

                  (nn) "GOVERNING DOCUMENTS" means with respect to any particular entity, the articles or certificate of incorporation and the bylaws; all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and any amendment or supplement to any of the foregoing.

                  (oo) "GOVERNMENTAL AUTHORIZATION" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  (pp) "GOVERNMENTAL BODY" means: (i) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

                  (qq) "IMPROVEMENTS" means all buildings, structures, fixtures and improvements located on Land, including those under construction.

                  (rr) "IRS" means the United States Internal Revenue Service and, the extent relevant, the United States Department of the Treasury.

                  (ss) "KNOWLEDGE" means actual knowledge without independent investigation.

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                  (tt) "LAND" means all parcels and tracts of land in which any
Person has an ownership or leasehold interest.

                  (uu) "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty, including the Foreign Corrupt Practices Act, the violation of which would have a Material Adverse Effect.

                  (vv) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, Liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

                  (ww) "MCA" means Money Centers of America, Inc.

                  (xx) "OPERATING INCOME" has the meaning set forth in Section 7(f).

                  (yy) "ORDER" means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

                  (zz) "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

                  (aaa) "PARTY" or "PARTIES" means Buyer, Wolfington, Available Money and/or Sellers.

                  (bbb) "PERSON" means any individual, corporation, partnership, business trust, limited liability company, limited liability partnership, joint stock company, joint venture, trust, associated, unincorporated organization, other entity or Governmental Body.

                  (ccc) "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  (ddd) "REAL PROPERTY" means any Land and Improvements and all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of any Land, including all easements appurtenant to and for the benefit of any Land (a "DOMINANT PARCEL") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is

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dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

                  (eee) "REAL PROPERTY LEASE" means any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

                  (fff) "RELATED PERSON" means with respect to any Person: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "CONTROL" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "FAMILY" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(c) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  (ggg) "REPRESENTATIVE" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

                  (hhh) "REVIEW PERIOD" has the meaning set forth in Section
9(a).

                  (iii) "SEC" means the United States Securities and Exchange Commission.

                  (jjj) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (kkk) "SECURITY INTEREST" means any mortgage, pledge, security interest, Encumbrance, charge, claim, or other lien, other than: (a) mechanic's, materialmen's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and

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(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  (lll) "SELLERS" has the meaning set forth in the preamble above.

                  (mmm) "SELLER'S PRO RATA PORTION" has the meaning set forth in
Section 2(a)(i).

                  (nnn) "SUBSIDIARY" means with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

                  (ooo) "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

                  (ppp) "TAX" or "TAXES" means, with respect to any person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any Applicable Law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

                  (qqq) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (rrr) "THIRD PARTY" means a Person that is not a Party to this Agreement.

                  (sss) "TRANSACTION DOCUMENTS" means this Agreement and all other agreements, documents or instruments to be delivered pursuant to the provisions hereof.

                  (ttt) "2004 CONTRACTS" has the meaning set forth in Section 6(n).

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         2. PURCHASE AND SALE OF THE AVAILABLE MONEY SHARES. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer, all of the issued and outstanding Available Money Shares for total aggregate consideration of $6,000,000, payable as specified below.

                  (a) Payment of the Purchase Price.

                           (i) At the Closing, Buyer shall pay to Sellers, pro
rata based on their respective holdings of Shares as set forth on Schedule 4(c) (a "SELLER'S PRO RATA PORTION"), $2,000,000 in immediately available funds.

                           (ii) No later than 60 days following the Closing,
subject to Section 9 below, Buyer shall pay to each Seller his or her Seller's Pro Rata Portion of an additional $2,000,000 in immediately available funds.

                           (iii) Within 30 days following the earlier of closing
by iGames on the acquisition of Chex Services, Inc. (the "CHEX ACQUISITION"), termination of that proposed transaction or June 30, 2004, Buyer shall, at its option (i) issue to each Seller his or her Seller's Pro Rata Portion of that number of shares of Buyer Common Stock having a value, based on the average closing ask price of the Buyer Common Stock for the ten (10) trading days preceding the Closing Date (the "STOCK VALUATION"), of $2,000,000, or (ii) pay to each Seller his or her Seller's Pro Rata Portion of an additional $2,000,000 in immediately available funds.

                  (b) The Closing. The closing of the Contemplated Transactions (the "CLOSING") shall take place at such location, and at such time as the parties hereto shall mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions set forth in Sections 7 and 9, but in no event later than five (5) Business Days after the date that all of the conditions of Sections 7 and 9 are satisfied or waived.

                  (c) Deliveries at Closing. At the Closing:

                           (i) Available Money and Sellers, as the case may be,
will deliver to Buyer:

                                    (A) the stock certificates representing all
of the Available Money Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank;

                                    (B) the Covenants Not to Compete attached
hereto as EXHIBIT B, executed by Howard Regen and Samuel Freshman;

                                    (C) a certificate of the Secretary of
Available Money certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Available Money, certifying and attaching all requisite resolutions or actions of Available Money's board of directors approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the

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officers of Available Money executing this Agreement and each of the other
Transaction Documents;

                                    (D) certificates dated as of a date not
earlier than ten (10) days immediately preceding the Closing Date as to the good standing of Available Money, executed by the appropriate officials of the State of Nevada and each jurisdiction in which Available Money is licensed or qualified to do business as a foreign corporation as specified in Schedule 6(a)(i); and

                                    (E) such other documents relating to the
Contemplated Transactions as Buyer may reasonably request that are customary for similar transactions.

                           (ii) Buyer will deliver to Sellers:

                                    (A) the cash payments of the Purchase Price
due at Closing;

                                    (B) a certificate of the Secretary of Buyer
certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer, certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and each of the other Transaction Documents;

                                    (C) certificate dated as of a date not
earlier than ten (10) days immediately preceding the Closing Date as to the good standing of Buyer, executed by the appropriate officials of the its incorporating state as specified in Schedule 5(a)(i); and

                                    (D) such other documents relating to the
Contemplated Transactions as Sellers may reasonably request that are customary for similar transactions.

                  (d) Excluded Assets and Liabilities. The Parties hereby agree that (i) Sellers shall be entitled to receive and retain the book balance of all bank accounts of Available Money on the close of business on December 31, 2003, and all payments received by Available Money subsequent to the Closing Date that relate to services rendered by Available Money through December 31, 2003, provided that, Buyer shall have no obligation to pursue collection of any such items and that all such efforts will be performed at Sellers' sole expense, and
(ii) Sellers shall be jointly and severally liable for all costs, liabilities, damages or expenses incurred by Available Money arising out of services rendered by Available Money or facts or events that occurred on or before December 31, 2003, less the amount of any insurance proceeds received by Available Money from a claim filed under its insurance policies with respect to such costs, liabilities, damages or expenses, plus all costs, obligations and expenses related to the existing agreement between Available Money and Laura Miller, an independent contractor/salesperson, including any costs or obligations related to the termination of such agreement.

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                  (e) Assignment of Claims. Buyer hereby assigns to Sellers all rights, title and interest in and to all claims relating to or arising out of services rendered by Available Money or facts or events that occurred on or before December 31, 2003.

         3. TAX MATTERS.

                  (a) Final Tax Returns. Prior to the date which is 45 days prior to the due date of any of the following returns, including any extensions of time, Sellers and Available Money shall, consistent with the terms of Section 3(d) and Sellers' past practice, prepare and submit to Buyer each Tax Return of Sellers and Available Money for any taxable periods ending on or before the close of business on December 31, 2003 (for purposes of this Section, the "EFFECTIVE DATE"), for which returns have not been filed prior to the Effective Date (the "Final RETURNS"). Buyer shall review such returns, and within 10 Business Days of Buyer's receipt of any such return, notify Sellers and Available Money of any changes thereto desired by Buyer. Available Money and Sellers shall make such changes as Buyer shall propose which are necessary to make the Final Returns consistent with the agreements of the Parties as set forth in this Section 3 and cause the Final Returns to be timely filed (which timely filing may include all extensions to file as may be legally obtained by Available Money and Sellers), and a copy thereof to be delivered to Buyer. Buyer and Available Money shall cooperate with and assist tax advisors of Sellers, as may be reasonably requested by Sellers in the preparation of data necessary for filing any Tax Return of Available Money for any period including the Effective Date and ending upon the close of business on the Effective Date to the extent that such data is based on the operations of Available Money.

                  (b) Allocation of Income and Initial Available Money Consolidated Tax Returns. Buyer shall be responsible for all Taxes of Available Money for the activities and operations of Available Money occurring after the close of business on the Effective Date. The taxable income or loss of Available Money to be allocated to the periods or portions thereof including the Effective Date and ending upon the close of business on the Effective Date shall be determined by an actual closing of Available Money's books and records and not on a pro-rata basis, except that real estate taxes and other taxes customarily pro rated shall be pro rated.

                  (c) Consistent Reporting. Each of Available Money, Buyer and Sellers agrees for all federal, state and local income and franchise tax reporting purposes to report the consequences of the Contemplated Transactions in a consistent manner (and consistent with any election or action, if necessary, under any applicable state law).

                  (d) Tax Audits.

                           (i) In the event that any taxing authority shall
notify any Party of any investigation, inquiry or audit involving the federal or state income Tax Returns of Available Money for a period including the Effective Date and ending upon the close of business on the Effective Date, the notified Party shall notify all other Parties. Sellers shall be responsible for and assume the defense and control of all aspects of any such inquiry, investigation or audit involving the Tax Returns of Available Money and Sellers for any period including the Effective Date and ending upon the close of business on the Effective Date, including all costs and expenses incurred by Sellers in connection therewith; provided, that Sellers shall consult with Buyer with respect to any such

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

inquiry, investigation or audit that might affect Buyer for the taxable periods ending after the Effective Date; and provided further that Sellers shall not file any claims or amended returns, or enter into any final settlement or closing agreement that may increase Taxes of Buyer or Available Money without the consent of Buyer, which consent shall not be unreasonably withheld. Available Money and Buyer shall make available such records and documents in their possession as may be reasonably requested by Sellers or legally requested by such taxing authority. Buyer and Available Money shall reasonably cooperate with and assist Sellers and such taxing authority in the completion of such inquiry, investigation or audit and shall advise Sellers of the commencement and progress of any such audit following receipt of notice thereof by Available Money.

                           (ii) In the event that any taxing authority shall
notify any Party of any investigation, inquiry or audit involving the Tax Returns of Available Money for a period commencing after the close of business on the Effective Date, the notified Party shall immediately notify all other Parties. Buyer shall be responsible for and assume the defense and control of all aspects of any such inquiry, investigation or audit, including all costs and expenses incurred by Buyer in connection therewith. Sellers shall make available to Buyer such records and documents in its possession as may be reasonably requested by Buyer or legally requested by such taxing authority. Sellers shall reasonably cooperate with and assist Buyer and Available Money and such taxing authority in the completion of such inquiry, investigation or audit. Buyer and Available Money shall be responsible for all costs and expenses incurred by them in connection with any inquiry, investigation or audit involving the Tax Returns of Available Money for any period commencing after the close of business on the Effective Date. Buyer shall keep Sellers reasonably informed of the status of any such investigation, inquiry or audit, including any settlement, appeal, payment of sums due or other agreement arising out of such investigation, inquiry or audit that could have a Material Adverse Effect on Sellers.

                  (e) Income Tax Indemnification.

                           (i) Sellers, jointly and severally, shall indemnify
and hold harmless, on an after tax basis, Buyer from and against any liability for Taxes of Available Money, including any taxes imposed under Code Section 1374, resulting from the operations or activities of Available Money prior to the Effective Date, or the manner in which Available Money or Sellers treated certain items (including the making of any elections under the Code or applicable state income tax provisions) for income tax purposes, prior to the close of business on the Closing Date.

                           (ii) Buyer shall indemnify and hold harmless, on an
after tax basis, Sellers from and against any liability for Taxes of Available Money, including any taxes imposed under Code Section 1374, resulting from the operations or activities of Available Money after the Effective Date, or the manner in which Available Money or Buyer treated certain items (including the making of any elections under the Code or applicable state income tax provisions) for income tax purposes, after the Closing Date.

                           (iii) Tax liabilities, other than income taxes,
subject to indemnification under Section 8, below, shall be governed by the procedures set forth therein.

         4. REPRESENTATIONS OF SELLERS CONCERNING THE TRANSACTION. Each Seller represents to Buyer, severally and not jointly, and solely as to himself or herself, that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 4).

                  (a) Each Seller is an adult individual with full power and authority to own his or her properties (including without limitation Available Money Shares), to manage his or her fiscal affairs and to enter into this Agreement and each of the related agreements to which he or she is a party and to agree to the transactions contemplated hereby and thereby and to perform all of his or her obligations hereunder and thereunder. Neither Seller is subject to any legal disability that would prevent him or her from performing under this Agreement, and no order has been entered appointing a receiver for any Seller or his or her assets. Each Seller, severally and not jointly, represents that there is no claim, action, suit or proceeding (including, without limitation, current investigations by governmental agencies) pending against him or her seeking to enjoin the execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

                  (b) This Agreement and each of the related agreements to which Sellers are parties constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (c) Each Seller owns that number of Shares set forth in
Schedule 4(c), which constitute all of the capital stock of Available Money owned by Sellers. Except as described on Schedule 4(c), each Seller has good and marketable title to all of the Available Money Shares set forth opposite such Seller's name on Schedule 4(c), free and clear of all Encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws. Each Seller has full and unrestricted legal right, power, and authority to sell, assign, and transfer the Available Money Shares without obtaining the consent or approval of any other person, entity, or Governmental Body (other than the consents described in Schedule 4(c)) and the delivery of the Available Money Shares to Buyer pursuant to this Agreement will transfer valid title thereto, free and clear of all Encumbrances, claims, and restrictions of every kind, except for restrictions on transferability imposed by federal and state securities laws. Each Seller hereby waives, as of the Closing Date, all rights that exist pursuant to all shareholder agreements and other contractual rights or charter document provisions relating to the transferability of their respective Available Money Shares, as and to the extent necessary to permit the consummation of the transactions provided for herein.

                  (d) Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Contemplated Transactions, will:

                           (i) violate any Applicable Law, Legal Requirement,
Order, stipulation, charge or other restriction of any government, Governmental Body or court to which either Seller is subject;

                           (ii) conflict with, result in a Breach of, constitute
a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which either Seller is a party or by which it is bound or to which any of his or her assets is subject;

                           (iii) result in the creation or imposition of any
Encumbrance on any of the properties or assets of Available Money.

                  (e) Transfer of Available Money Shares. Each Seller is the lawful owner of the Available Money Shares to be sold, transferred and delivered by him or her to Buyer hereunder, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act or applicable state securities laws), Taxes, Encumbrances, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Other than this Agreement, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments providing for the disposition or acquisition of any Available Money Shares or other equity interest in Available Money. The Available Money Shares to be sold, transferred and delivered to Buyer hereunder represent all of the issued and outstanding capital stock of Available Money.

                  (f) Brokers' Fees. Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Available Money, Buyer or Sellers could become liable or obligated. This section excludes any fees that may have been or be incurred for financial advisement services, which shall be the sole obligation of Sellers.

         5. REPRESENTATIONS OF BUYER CONCERNING THE TRANSACTION. Buyer, with respect to all aspects of its business, and Wolfington, solely with respect to MCA and not with respect to any other aspect of Buyer's business, represents to Sellers and Available Money that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 5).

                  (a) Organization and Good Standing.

                           (i) Buyer is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Buyer.
Schedule 5(a)(i) contains a complete and accurate list of every jurisdiction in which Buyer is qualified to do business.

                           (ii) Buyer has no Subsidiary and does not own any
shares of capital stock or other securities of any other Person, other than as set forth on Schedule 5(a)(ii).

                  (b) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Buyer is not required to give any notice to, make any filing with or obtain any authorization, Consent or approval of any Governmental Body in order to consummate the Contemplated Transactions except for any filings pursuant to the Securities Act, which may be required following the Contemplated Transactions.

                  (c) Capitalization of Buyer. Subject to amendment of the appropriate Governing Documents of Buyer upon approval by majority written consent of Buyer's stockholders and delivery of an information statement to Buyer's stockholders who do not consent to such amendment, the entire authorized capital stock of Buyer consists of 12,500,000 shares of common stock, par value $0.004 per share, of which 3,961,303 shares are issued and outstanding (and approximately 50,000,000 shares will be issued and outstanding following the Chex Acquisition), and 5,000,000 shares of preferred stock, par value $0.004 per share, of which 1,351,640 are designated Series A Preferred Stock and are issued and outstanding. All of Buyer's issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid and nonassessable. Other than this Agreement and as disclosed on Schedule 5(c), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Buyer is a party or which are binding upon Buyer providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Buyer.

                  (d) Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Contemplated Transactions, will:

                           (i) violate any Applicable Law, Legal Requirement,
Order, stipulation, charge or other restriction of any Governmental Body or court to which Buyer is subject or any provision of its Governing Documents; or

                           (ii) conflict with, result in a Breach of, constitute
a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (e) Buyer Financial Information. Schedule 5(e) shall include the following financial information (collectively, the "BUYER FINANCIAL INFORMATION"): audited balance sheet and statements of income, changes in stockholders' equity and cash flow of MCA as of and for the twelve months ended September 30, 2003.

                  (f) Events Subsequent to Buyer Balance Sheet Date. Since September 30, 2003 (the "BUYER BALANCE SHEET DATE"), and except as disclosed on
Schedule 5(f), there has not been, occurred or arisen, with respect to Buyer:

                           (i) any change or amendment in its Governing
Documents;

                           (ii) any reclassification, split up or other change
in, or amendment of or modification to, the rights of the holders of any of its capital stock;

                           (iii) any direct or indirect redemption, purchase or
acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

                           (iv) other than in connection with the acquisition of
MCA, any issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

                           (v) any declaration, set aside, or payment of any
dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

                           (vi) the organization of any Subsidiary or the
acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

                           (vii) any damage, destruction or loss of any of the
its properties or assets whether or not covered by insurance;

                           (viii) any sale, lease, transfer, or assignment of
any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ix) other than in connection with the acquisition of
MCA, the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                           (x) any acceleration, termination, modification, or
cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses), involving more than $10,000 to which it is a party or by which it is bound;

                           (xi) any Security Interest or Encumbrance imposed
upon any of its assets, tangible or intangible;

                           (xii) any grant of any license or sublicense of any
rights under or with respect to any Buyer Intellectual Property;

                           (xiii) any sale, assignment or transfer (including
transfers to any employees, affiliates or shareholders) of any Buyer Intellectual Property;

                           (xiv) any capital expenditure (or series of related
capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xv) any capital investment in, any loan to, or any
acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xvi) any issuance of any note, bond, or other debt
security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

                           (xvii) any delay or postponement of the payment of
accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 5(f)(xvii);

                           (xviii) any cancellation, compromise, waiver, or
release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xix) any loan to, or any entrance into any other
transaction with, any of its directors, officers, and employees;

                           (xx) the adoption, amendment, modification, or
termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

                           (xxi) any employment contract or collective
bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xxii) any increase in the base compensation of any
of its directors, officers, and employees;

                           (xxiii) any charitable or other capital contribution
in excess of $2,500;

                           (xxiv) any taking of other action or entrance into
any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Buyer, except as disclosed in this Agreement and the Disclosure Schedules;

                           (xxv) any other event or occurrence that may have or
could reasonably be expected to have an Material Adverse Effect on Buyer (whether or not similar to any of the foregoing); or

                           (xxvi) any agreement or commitment, whether in
writing or otherwise, to do any of the foregoing other than in connection with the acquisition of MCA or the hiring of Chris Wolfington as Chief Executive Officer of Buyer.

                  (g) Tax Matters.

                           (i) Except as set forth on Schedule 5(g)(i): (i)
Buyer and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the buyer Code, of which Buyer is or has been a member ("BUYER TAX AFFILIATE"), for the years that it was a Buyer Tax Affiliate of Buyer:

                                    (A) has timely paid or caused to be paid all
Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                                    (B) has filed or caused to be filed in a
timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Buyer and each Buyer Tax Affiliate were completed and correct in all material respects; and

                                    (C) has not requested or caused to be
requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                           (ii) Except as set forth in Schedule 5(g)(ii):

                                    (A) since January 1, 2000, neither Buyer nor
any Buyer Tax Affiliate (for the years that it was a Buyer Tax Affiliate) has been notified by the IRS or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Buyer or any Buyer Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Buyer or any Buyer Tax Affiliate (for years that it was a Buyer Tax Affiliate); no Tax liens have been filed against Buyer or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Buyer or any Buyer Tax Affiliate (for the years that it was a Buyer Tax Affiliate);

                                    (B) full and adequate accrual has been made
((i)) on the Buyer Balance Sheet, and the books and records of Buyer and each of its Subsidiaries for all income taxes currently due and all accrued Taxes not yet due and payable by Buyer and each of its Subsidiaries, respectively, as if they were stand-alone corporations for all periods ending on or prior to the Buyer Balance Sheet Date, and ((ii)) on the books and records of Buyer and each of its Subsidiaries for all Taxes payable by Buyer and each of its Subsidiaries, respectively, as if they were stand-alone corporations for all periods beginning after the Buyer Balance Sheet Date;

                                    (C) neither Buyer nor any of its
Subsidiaries has incurred any Liability for Taxes from and after the Buyer Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

                                    (D) neither Buyer nor any of its
Subsidiaries has ((i)) made an election (or had an election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or ((ii)) a "personal holding company" within the meaning of
Section 542 of the Code;

                                    (E) Buyer and each of its Subsidiaries has
complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

                                    (F) neither Buyer nor any of its
Subsidiaries has any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either Buyer or any of its Subsidiaries has been bound have been terminated;

                                    (G) neither Buyer nor any of its
Subsidiaries has incurred any Liability to make any payments either alone or in conjunction with any other payments that:

                                             (1) shall be non-deductible under,
or would otherwise constitute a "parachute payment" within the meaning of
Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

                                             (2) are or may be subject to the
imposition of an excise Tax under Section 4999 of the Code;

                                    (H) neither Buyer nor any of its
Subsidiaries has agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of Buyer;

                                    (I) no claim has been made within the last
three years by any taxing authority in a jurisdiction in which Buyer or any of its Subsidiaries does not file Tax Returns that Buyer or any such Subsidiary is or may be subject to taxation by that jurisdiction;

                                    (J) the consummation of the Contemplated
Transactions will not trigger the realization or recognition of intercompany gain or income to Buyer under the Federal consolidated return regulations with respect to Federal, state or local taxes;

                  (h) Title to Assets. Buyer has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the business in the manner presently operated by Buyer, as reflected in Buyer Financial Information.

                  (i) Real Property. Buyer does not own or hold an ownership interest in any Real Property.

                  (j) Leased Real Property. Schedule 5(j) contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Buyer has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which Buyer has a leasehold interest.

                  (k) Condition of Facilities.

                           (i) Use of the Real Property of Buyer for the various
purposes for which it is presently being used is permitted as of right under all applicable zoning Legal Requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. To the Knowledge of Buyer, no part of any Improvement encroaches on any real property not included in the Real Property of Buyer, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

                           (ii) Each item of Tangible Personal Property is in
good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 5(k)(ii), all Tangible Personal Property used in the Business is in the possession of Buyer.

                  (l) Buyer Intellectual Property.

                           (i) Buyer owns, or is licensed or otherwise possesses
legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, "BUYER INTELLECTUAL PROPERTY") that are used in its business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

                           (ii) Except as may be evidenced by patents issued
after the date hereof, there are no conflicts with or infringements of any material Buyer Intellectual Property by any Third Party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a Third Party.

                           (iii) Schedule 5(l)(iii) sets forth a complete list
of all patents, registrations and applications pertaining to Buyer Intellectual Property owned by Buyer. Except as set forth on Schedule 5(m)(iii), all such Buyer Intellectual Property listed is owned by Buyer, free and clear of liens or Encumbrances of any nature.

                           (iv) Schedule 5(l)(iv) sets forth a complete list of
all material licenses, sublicenses and other agreements in which Buyer has granted rights to any person to use Buyer Intellectual Property. Buyer will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in Breach of any license, sublicense or other agreement relating to Buyer Intellectual Property.

                           (v) Buyer owns or has the right to use all software
currently used in and material to its business.

                  (m) SEC Reports and Financial Statements. Since April 4, 2002, Buyer has filed with the SEC all reports and other filings required to be filed by Buyer in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "BUYER SEC REPORTS"). As of their respective dates, Buyer SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Buyer SEC Reports and, except to the extent that information contained in any Buyer SEC Report has been revised or superseded by a later Buyer SEC Report filed and publicly available prior to the date of this Agreement, none of Buyer SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in Buyer SEC Reports were prepared from and are in accordance with the accounting books and other financial records of Buyer, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Buyer SEC Reports, Buyer has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business. Buyer SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-B promulgated by the SEC.

                  (n) Contracts. Schedule 5(n) is a true, complete and accurate list of all written or oral contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of Buyer or to which Buyer is a party either:

                           (i) involving more than $10,000, or

                           (ii) in the nature of a collective bargaining
agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

Buyer has delivered or will, prior to Closing, deliver to Sellers and Available Money a correct and complete copy of each contract, agreement (redacted copies for names are acceptable), and other written arrangement listed in Schedule 5(n) (the "BUYER CONTRACTS"). Except as disclosed in Schedule 5(n): (i) Buyer has fully complied with all material terms of Buyer Contracts; (ii) to the Knowledge of Buyer, other parties to Buyer Contracts have fully complied with the terms of Buyer Contracts; and (iii) there are no disputes or complaints with respect to nor has Buyer received any notices (whether oral or in writing) that any other party to Buyer Contracts is terminating, intends to terminate or is considering terminating, any of Buyer Contracts listed or required to be listed in Schedule 5(n).

                  (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Buyer.

                  (p) Litigation.

                           (i) Except as set forth in Schedule 5(p)(i), there is
no pending or, to Buyer's Knowledge, threatened Proceeding:

                                    (A) by or against Buyer or that otherwise
relates to or may affect its business which, if adversely determined, would have a Material Adverse Effect; or

                                    (B) that challenges, or that may have the
effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Buyer, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Buyer has delivered to Sellers and Available Money copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 5(p)(i). There are no Proceedings listed or required to be listed in Schedule 5(p)(i) that could reasonably be expected to have a Material Adverse Effect.

                           (ii) Except as set forth in Schedule 5(p)(ii):

                                    (A) there is no material Order to which
Buyer or its business is subject; and

                                    (B) to the Knowledge of Buyer, no officer,
director, agent or employee of Buyer is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to its business.

                           (iii) Except as set forth in Schedule 5(p)(iii):

                                    (A) Buyer has been and is in compliance with
all of the terms and requirements of each Order to which it or its business is or has been subject;

                                    (B) No event has occurred or circumstance
exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Buyer or its business is subject; and

                                    (C) Buyer has not received any notice, or
received but subsequently resolved to the satisfaction of the Governmental Body or other Person (evidence of such approval is attached as Schedule 5(p)(iii), or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Buyer or its business is subject.

                  (q) Legal Compliance.

                           (i) To the Knowledge of Buyer, Buyer is in material
compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over Buyer, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

                           (ii) Schedule 5(q)(ii) contains a complete and
accurate list of each Governmental Authorization that is held by Buyer or that otherwise relates to its business. Each Governmental Authorization listed or required to be listed in Schedule 5(q)(ii) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 5(q)(ii) collectively constitute all of the Governmental Authorizations necessary to permit Buyer to lawfully conduct and operate its business.

                  (r) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transactions for which Available Money, Buyer or Sellers could become liable or obligated.

                  (s) Undisclosed Liabilities. To the Knowledge of Buyer, it has no liability (and to the Knowledge of Buyer, there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

                           (i) liabilities reflected or reserved against in the
Buyer Balance Sheet; or

                           (ii) liabilities that have arisen in the Ordinary
Course of Business since the date of Buyer Balance Sheet.

                  (t) Disclosure. The representations and warranties of Buyer contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

         6. REPRESENTATIONS CONCERNING AVAILABLE MONEY. Sellers represent and warrant to Buyer that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the schedules to be provided.

                  (a) Organization and Good Standing.

                           (i) Available Money is a corporation duly organized,
validly existing and in good standing under the laws of its jurisdiction of incorporation. Except as set forth on Schedule 6(a)(i), Available Money is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Available Money. Schedule 6(a)(i) contains a complete and accurate list of every jurisdiction in which Available Money is qualified to do business.

                           (ii) Available Money has no Subsidiary and does not
own any shares of capital stock or other securities of any other Person, other than as set forth on Schedule 6(a)(ii).

                  (b) Corporate Documents. Schedule 6(b) shall consist of true and correct copies of:

                           (i) the Articles or Certificate of Incorporation, as
amended, and the Bylaws, as amended, of Available Money;

                           (ii) the minute book of Available Money containing
all existing records of all Proceedings, Consents, actions and meetings of the shareholders and Board of Directors of Available Money; and

                           (iii) the stock transfer ledger of Available Money
and a shareholder list setting forth all owners of the capital stock of Available Money as they appear in the stock transfer ledger of Available Money.

                  (c) Capitalization of Available Money. The entire authorized capital stock of Available Money consists of Seventy-Five Thousand (75,000) shares of common stock having a par value of $1.00 per share, of which Two Hundred (200) shares are issued and outstanding. All of Available Money's issued and outstanding shares of common stock have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by Sellers as set forth on Schedule 6(c). Other than this Agreement, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Available Money is a party or which are binding upon Available Money providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Available Money.

                  (d) Noncontravention. Neither the execution and delivery of this Agreement, nor consummation of the Contemplated Transactions, by Available Money will:

                           (i) violate any Applicable Law, Legal Requirement,
Order, stipulation, charge or other restriction of any Governmental Body or court to which Available Money is subject or any provision of its Governing Documents; or

                           (ii) conflict with, result in a Breach of, constitute
a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Available Money is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Available Money or on the ability of the Parties to consummate the Contemplated Transactions. Available Money does not need to give any notice to, make any filing with, or obtain any authorization, Consent, or approval of any government or governmental agency in order for the Parties to consummate the Contemplated Transactions.

                  (e) Available Money Financial Information. Within forty-five
(45) days of the date of this Agreement, Sellers shall cause to be prepared and delivered to Buyer at their sole cost and expense, the following financial information, certified by an independent accountant (in the event that Buyer is required to engage the independent accountant, then Sellers shall be obligated to reimburse Buyer for all costs and expenses related to such engagement), as
Schedule 6(e) hereto (collectively, the "AVAILABLE MONEY FINANCIAL INFORMATION"): audited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the twelve month periods ended December 31, 2003 and December 31, 2002 for Available Money. The Available Money Financial Information, when presented to Buyer, will present fairly the financial condition of Available Money as of such dates and the results of operations of Available Money for such periods, in accordance with GAAP and are consistent with the books and records of Available Money (which books and records are correct and complete).

                  (f) Subsequent Events. Since December 31, 2002, and except as disclosed on Schedule 6(f) or in an audit report delivered to Buyer within forty-five (45) days of the Closing Date, there has not been, occurred or arisen, with respect to Available Money:

                           (i) any change or amendment in its Governing
Documents;

                           (ii) any reclassification, split up or other change
in, or amendment of or modification to, the rights of the holders of any of its capital stock;

                           (iii) any direct or indirect redemption, purchase or
acquisition by any Person of any of its capital stock or of any interest in or right to acquire any such stock;

                           (iv) any issuance, sale, or other disposition of any
capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

                           (v) any declaration, set aside, or payment of any
dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

                           (vi) the organization of any Subsidiary or the
acquisition of any shares of capital stock by any Person or any equity or ownership interest in any business;

                           (vii) any material amount of damage, destruction or
loss of any of its properties or assets whether or not covered by insurance;

                           (viii) any sale, lease, transfer, or assignment of
any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ix) the execution of, or any other commitment to any
agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                           (x) any acceleration, termination, modification, or
cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

                           (xi) any Security Interest or Encumbrance imposed
upon any of its assets, tangible or intangible;

                           (xii) any grant of any license or sublicense of any
rights under or with respect to any Available Money Intellectual Property;

                           (xiii) any sale, assignment or transfer (including
transfers to any employees, affiliates or shareholders) of any Available Money Intellectual Property;

                           (xiv) any capital expenditure (or series of related
capital expenditures) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xv) any capital investment in, any loan to, or any
acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xvi) any issuance of any note, bond, or other debt
security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000;

                           (xvii) any delay or postponement of the payment of
accounts payable or other liabilities, other than those being contested in good faith as set forth in Schedule 6(f)(xvii);

                           (xviii) any cancellation, compromise, waiver, or
release of any right or claim (or series of related rights and claims) involving more than $10,000 and outside the Ordinary Course of Business;

                           (xix) any loan to, or any entrance into any other
transaction with, any of its directors, officers, and employees either involving more than $500 singly or $2,500 in the aggregate;

                           (xx) the adoption, amendment, modification, or
termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

                           (xxi) any employment contract or collective
bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xxii) any increase in the base compensation of any
of its directors, officers, and employees;

                           (xxiii) any charitable or other capital contribution
outside the Ordinary Course of Business in excess of $2,500;

                           (xxiv) any taking of other action or entrance into
any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of Available Money, except as disclosed in this Agreement and the Disclosure Schedules;

                           (xxv) any other event or occurrence that may have or
could reasonably be expected to have a Material Adverse Effect on Available Money (whether or not similar to any of the foregoing); or

                           (xxvi) any agreement or commitment, whether in
writing or otherwise, to do any of the foregoing.

                  (g) Tax Matters.

                           (i) Except as set forth on Schedule 6(g)(i): (i)
Available Money and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of
Section 1504 of the Code, of which Available Money is or has been a member ("AVAILABLE MONEY TAX AFFILIATE"), for the years that it was a Tax Affiliate of Available Money:

                                    (A) has timely paid or caused to be paid all
Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                                    (B) has filed or caused to be filed in a
timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Available Money and each Available Money Tax Affiliate were completed and correct in all material respects; and

                                    (C) has not requested or caused to be
requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                           (ii) Available Money has previously delivered true,
correct and complete copies of all Federal Tax Returns filed by or on behalf of Available Money through the date hereof for the periods ending after December 31, 1999.

                           (iii) Except as set forth in Schedule 6(g)(iii):

                                    (A) since January 1, 2000, neither Available
Money nor any Available Money Tax Affiliate (for the years that it was a Available Money Tax Affiliate) has been notified by the Internal Revenue Service or any other Governmental Body that any issues have been raised (and no such issues are currently pending) by the IRS or any other Governmental Body in connection with any Tax Return filed by or on behalf of Available Money or any Available Money Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Available Money or any Available Money Tax Affiliate (for years that it was a Available Money Tax Affiliate); no Tax liens have been filed against Available Money or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Available Money or any Available Money Tax Affiliate (for the years that it was a Available Money Tax Affiliate);

                                    (B) full and adequate accrual has been made
(i) in the Available Money Financial Information, and the books and records of Available Money for all income taxes currently due and all accrued Taxes not yet due and payable by Available Money for all periods ending on or prior to December 31, 2003, and (ii) on the books and records of Available Money and each of its Subsidiaries for all Taxes payable by Available Money for all periods beginning after January 1, 2002;

                                    (C) Available Money has not incurred any
Liability for Taxes from and after December 31, 2003 other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

                                    (D) neither Available Money nor any of its
Subsidiaries has (i) made an election (or had an election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) a "personal holding company" within the meaning of Section 542 of the Code;

                                    (E) Available Money and each of its
Subsidiaries has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees);

                                    (F) neither Available Money nor any of its
Subsidiaries has any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either Available Money or any of its Subsidiaries has been bound have been terminated;

                                    (G) neither Available Money nor any of its
Subsidiaries has incurred any Liability to make any payments either alone or in conjunction with any other payments that:

                                             (1) shall be non-deductible under,
or would otherwise constitute a "parachute payment" within the meaning of
Section 280G of the Code (or any corresponding provision of state local or foreign income Tax Law); or

                                             (2) are or may be subject to the
imposition of an excise Tax under Section 4999 of the Code;

                                    (H) neither Available Money nor any of its
Subsidiaries has agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the IRS has not proposed any such adjustments or changes in the accounting methods of Available Money;

                                    (I) no claim has been made within the last
three years by any taxing authority in a jurisdiction in which Available Money or any of its Subsidiaries does not file Tax Returns that Available Money or any such Subsidiary is or may be subject to taxation by that jurisdiction;

                           (iv) Available Money has been a Subchapter "S"
corporation for federal income Tax purposes since its formation and has had valid elections in place to be treated as a Subchapter "S" corporation or similar status under the income tax laws of the State of California.

                  (h) Title to Assets. Available Money has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Business in the manner presently operated by Available Money, as reflected in the Available Money Financial Information. Available Money has good and marketable title to all ATM Machines listed on
Schedule 6(h).

                  (i) Real Property. Available Money does not own or hold an ownership interest in any Real Property.

                  (j) Leased Real Property. Schedule 6(j) contains a description of each location for which Available Money has a leasehold interest and an accurate description (by location, name of lessor, date of lease and term expiration date) of all Real Property Leases pursuant to which Available Money has a leasehold interest.

                  (k) Condition of Facilities.

                           (i) Use of the Real Property of Available Money for
the various purposes for which it is presently being used is permitted as of right under all applicable zoning Legal Requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property of Available Money, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

                           (ii) Each item of Tangible Personal Property is in
good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Schedule 6(k)(ii), all Tangible Personal Property used in the Business is in the possession of Available Money.

                  (l) Available Money Intellectual Property.

                           (i) Available Money owns, or is licensed or otherwise
possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, "AVAILABLE MONEY INTELLECTUAL PROPERTY") that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

                           (ii) Except as may be evidenced by patents issued
after the date hereof, there are no conflicts with or infringements of any material Available Money Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.

                           (iii) Schedule 6(l)(iii) sets forth a complete list
of all patents, registrations and applications pertaining to the Available Money Intellectual Property owned by Available Money. Except as set forth on Schedule 6(l)(iii), all such Available Money Intellectual Property listed is owned by Available Money, free and clear of liens or Encumbrances of any nature.

                           (iv) Schedule 6(l)(iv) sets forth a complete list of
all material licenses, sublicenses and other agreements in which Available Money has granted rights to any person to use the Available Money Intellectual Property. Available Money will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in

Breach of any license, sublicense or other agreement relating to the Available Money Intellectual Property.

                           (v) To the best of its Knowledge and the Knowledge of
the Sellers, Available Money owns or has the right to use all software currently used in and material to the Business.

                  (m) Affiliate Transactions. No officer, director, or employee of Available Money or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with Available Money or any interest in any of their property of any nature, used in or pertaining to the business of Available Money (other than the ownership of capital stock of the corporation as disclosed in Schedule 6(c)). None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Available Money or in any Person from whom or to whom Available Money leases any property or transacts business of any nature.

                  (n) Contracts. Schedule 6(n) is a true, complete and accurate list of all written or oral Contracts, understandings, agreements and other arrangements (including a brief description of all such oral arrangements) executed by an officer or duly authorized employee of Available Money or to which Available Money is a party either:

                           (i) involving more than $10,000, or

                           (ii) in the nature of a collective bargaining
agreement, employment agreement, or severance agreement with any of its directors, officers and employees.

         Available Money has or will deliver prior to Closing to Buyer a correct and complete copy of each Contract, agreement, and other written arrangement listed in Schedule 6(n) (the "AVAILABLE MONEY CONTRACTS"). Except as disclosed in Schedule 6(n): (i) Available Money has fully complied with all material terms of the Available Money Contracts; (ii) other parties to the Available Money Contracts have fully complied with the terms of the Available Money Contracts;
(iii) there are no disputes or complaints against Available Money with respect to nor has Sellers or Available Money received any notices (whether oral or in writing) that any other party to the Available Money Contracts is terminating, intends to terminate or is considering terminating, any of the Available Money Contracts listed or required to be listed in Schedule 6(n); and (iv) there are no contracts, agreements, understandings, obligations, arrangements or practices, written or verbal, implied or otherwise, between Available Money and/or Sellers and any service providers, contractors, agents, banks or other third parties. Set forth on Schedule 6(n) are all Available Money Contracts which by their respective terms expire on or before December 31, 2004 (the "2004 CONTRACTS").

                  (o) Accounts Receivable. All Accounts Receivable that are reflected in the Available Money Interim Financial Information represent valid obligations arising from sales actually made or services actually performed by Available Money in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible. Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable, except as set forth on
Schedule 6(o). There is no contest, claim, defense or right of setoff under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 6(o) contains a complete and accurate list of all Accounts Receivable as of the date hereof, which list sets forth the aging of each such Account Receivable.

                  (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Available Money.

                  (q) Litigation.

                           (i) Except as set forth in Schedule 6(q)(i), there is
no pending or, to Available Money's Knowledge, threatened Proceeding:

                                    (A) by or against Available Money or that
otherwise relates to or may affect the Business which, if adversely determined, would have a Material Adverse Effect; or

                                    (B) that challenges, or that may have the
effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Available Money, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Available Money has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 6(q)(i). There are no Proceedings listed or required to be listed in Schedule 6(q)(i) that could reasonably be expected to have a Material Adverse Effect.

                           (ii) Except as set forth in Schedule 6(q)(ii):

                                    (A) there is no material Order to which
Available Money or the Business is subject; and

                                    (B) to the Knowledge of Available Money, no
officer, director, agent or employee of Available Money is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

                           (iii) Except as set forth in Schedule 6(q)(iii):

                                    (A) Available Money has been and is in
compliance with all of the terms and requirements of each Order to which it or the Business is or has been subject;

                                    (B) No event has occurred or circumstance
exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Available Money or the Business is subject; and

                                    (C) Available Money has not received any
notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Available Money or the Business is subject.

                  (r) Employee Benefits.

                           (i) Schedule 6(r)(i) lists all material (i) Employee
Benefit Plans of Available Money, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Available Money, in the case of a plan described in (i) or (ii) above, that is currently maintained by Available Money or with respect to which Available Money has an obligation to contribute, and in the case of an agreement described in
(iii) above, that is currently in effect (the "AVAILABLE MONEY EMPLOYEE PLANS"). Available Money has heretofore made available to Buyer true and complete copies of the Available Money Employee Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

                           (ii) Except as set forth on Schedule 6(r)(ii), no
Available Money Employee Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) is subject to Title IV of ERISA or Section 412 of the Code.

                           (iii) Except as set forth on Schedule 6(r)(iii),
there is no Proceeding pending or, to Available Money's Knowledge, threatened against the assets of any Available Money Employee Plan or, with respect to any Available Money Employee Plan, against Available Money other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and to Available Money's Knowledge there is no Proceeding pending or threatened in writing against any fiduciary of any Available Money Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

                           (iv) Each of the Available Money Employee Plans has
been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

                           (v) Each of the Available Money Employee Plans that
is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

                           (vi) Except as set forth on Schedule 6(r)(vi), no
director, officer, or employee of Available Money will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Available Money Employee Plan solely as a result of consummation of the Contemplated Transactions.

                  (s) Banking Relationships. Schedule 6(s) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Available Money maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

                  (t) Insurance. Schedule 6(t) is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen's compensation and other forms of insurance owned or held by or covering Available Money or all or any portion of its property and assets.

                  (u) Employees.

                           (i) Schedule 6(u)(i) contains a complete and accurate
list of the following information for each employee, director, independent contractor, consultant and agent of Available Money, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2002; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Available Money Employee Plan, or any other employee or director benefit plan.

                           (ii) To the Knowledge of Available Money, no officer,
director, agent, employee, consultant, or contractor of Available Money is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or
(ii) to assign to Available Money or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Available Money is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Available Money or Buyer to conduct the Business as heretofore carried on by Available Money.

                  (v) Labor Relations. Available Money is not a party to any collective bargaining or similar agreement. To the Knowledge of Available Money, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against Available Money by any employee of Available Money or any other Person or entity. Available Money believes that its relationship with its employees is good.

                  (w) Legal Compliance.

                           (i) To the Knowledge of Available Money, except as
set forth on Schedule 6(w), Available Money is in material compliance with all laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over Available Money, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

                           (ii) Schedule 6(w)(ii) contains a complete and
accurate list of each Governmental Authorization that is held by Available Money or that otherwise relates to the Business. Each Governmental Authorization listed or required to be listed in Schedule 6(w)(ii) is valid and in full force and effect. The Governmental Authorizations listed in Schedule 6(w)(ii) collectively constitute all of the Governmental Authorizations necessary to permit Available Money to lawfully conduct and operate the Business.

                  (x) Brokers' Fees. Available Money has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transactions for which Available Money, Buyer or Sellers could become liable or obligated.

                  (y) Undisclosed Liabilities. To the Knowledge of Available Money, it has no liability (and to the Knowledge of Available Money, there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

                           (i) liabilities reflected or reserved against in the
Available Money Financial Information; or

                           (ii) liabilities that have arisen in the Ordinary
Course of Business since the date of the Available Money Financial Information.

                  (z) Disclosure. The representations and warranties of Available Money contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

         7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

                  (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will use commercially reasonable efforts to take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

                  (b) Transition. Sellers and Available Money and each of their Representatives will take no action that is primarily designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Available Money from maintaining the same business relationships with Available Money after the Closing as it maintained with Available Money prior to the Closing.

                  (c) Nondisparagement. After the Closing Date, no Party shall, nor shall either of them permit any Related Person to, disparage each other or their respective shareholders, directors, officers, employees or agents.

                  (d) Access to Books and Records. For a period of two years after the Closing Date, Sellers shall have reasonable access to Available Money's books and records for the purpose of preparing Sellers' income Tax Returns. Thereafter, Sellers shall have commercially reasonable access to such books and records (to the extent they are available) for the purpose of addressing any dispute with or inquiry by any Governmental Body; provided, however, that such access does not require Buyer to retain any of Available Money's books and records for a period of greater than four years.

                  (e) Section 338 Election. In the event that Buyer makes an election in accordance with Section 338 of the Code, Sellers shall take all steps deemed necessary and/or appropriate by Buyer to give effect to such election.

                  (f) 2004 Contract Renewals.

                           (i) In the event that 2004 Contracts representing
Operating Income of at least 95% of the Operating Income of all 2004 Contracts for the twelve (12) months ended December 31, 2003 are not renewed for new terms of not less than thirty-six (36) months (except for the reasons described below), then Buyer shall be entitled to a reduction in the Purchase Price determined by multiplying the Purchase Price by a fraction, the numerator of which is Available Money's Operating Income for the twelve (12) months ended December 31, 2003 less the Operating Income for that time period from 2004 Contracts that are not renewed, and the denominator of which is Available Money's Operating Income for the twelve (12) months ended December 31, 2003 and reducing the resulting product by $150,000 (a "CONTRACT PURCHASE PRICE REDUCTION"). Except as otherwise provided herein, any Contract Purchase Price Reduction shall be charged first against the consideration payable under Section 2(a)(iii) hereof, and then, to the extent necessary but up to a maximum of $125,000 with respect to each Seller, against the consideration payable under
Section 2(a)(ii) hereof. In the event that 2004 Contracts with aggregate Operating Income at least equal to 20% of the aggregate Operating Income of all 2004 Contracts for the twelve (12) months ended December 31, 2003 have not been renewed as of sixty (60) days following the Closing Date, Buyer may withhold from each Seller $125,000 of the consideration otherwise payable under Section 2(a)(ii) above until such time as such 20% threshold is attained.

                           (ii) In the event that Sellers and/or Howard Regen
procure for Available Money any new Contracts for the provision of ATM services at casinos, without any material participation by Available Money or Buyer, then the projected annual Operating Income from such Contracts, as reasonably mutually determined by Buyer and Sellers, may be substituted for one or more terminating 2004 Contracts in applying the provisions of clause (i) above. In addition, Schedule 7(f) sets forth those locations at which new ATM machines have been installed. Any Operating Income from those locations for the twelve
(12) months ended December 31, 2004 in excess of 102% of the Operation Revenue from those locations for the twelve (12) months ended December 31, 2003 shall be added to the numerator of the fraction in clause (i) above.

                           (iii) For purposes of this Subsection (f), "OPERATING
INCOME" shall mean ATM surcharge revenues, plus interchange revenues, less commissions for rent and/or payments to casinos.

                           (iv) For purposes of this Subsection (f), a 2004
Contract shall not be considered to have been not renewed if the reason for nonrenewal is (A) the cessation of business of the applicable casino, (B) failure of Available Money to submit a competitive bid, as stated in a written notice to Available Money from Howard Regen at the time that the bid is submitted, or (C) assertion by the casino in a notice of nonrenewal or similar communication of bona fide, specific service failures by Available Money after December 31, 2003.

                           (v) In the event that, as a result of the application
of this Subsection (f), Buyer is entitled to a reduction in the Purchase Price following payment to Sellers of such portion of the Purchase Price, then, subject to the limitations set forth in Section 7(f)(i), Sellers hereby covenant and agree to repay such amount within ten (10) Business Days following receipt of notice from Buyer of such reduction in the Purchase Price. To the extent such reduction is in the stock portion of the Purchase Price, Buyer shall have the right to cancel shares of stock shown on its records as owned by a Seller in order to effect the reduction.

                  (g) Licensing

                           (i) Buyer and Sellers will cooperate and use their
respective best efforts in connection with the qualification to do business by Available Money in each jurisdiction in which it is required to be qualified but is not so qualified as of the Closing Date, and in connection with the filing by Available Money of applications with Governmental Bodies for any Governmental Authorizations which Available Money was required to have as of the Closing Date but did not have as of the Closing Date. All of such efforts shall be at Sellers' sole cost and expense, and Sellers shall reimburse Buyer for costs and expenses incurred by Buyer in such efforts.

                           (ii) In the event that Available Money is required to
cease its business activities at any location as the result of its failure to hold any required Governmental Authorization, then (i) if such cessation is temporary, Sellers shall reimburse Available Money for all lost Operating Income from the Contracts under which Available Money was forced to suspend operations, and (ii) if such cessation is permanent, either by order of a Governmental Body or due to termination of the Contract by the other party thereto, then such Contract shall be deemed a nonrenewed 2004 Contract for purposes of Section 7(f) above regardless of whether such Contract initially was scheduled to termination in 2004.

                           (iii) In the event that all required Governmental
Authorizations have not been received as of the date that is 60 days following the Closing Date, Buyer shall have the right to withhold from the payments of the Purchase Price otherwise payable under Section 2(a)(ii) and 2(a)(iii) hereunder an amount equal to the Purchase Price multiplied by a fraction, the numerator of which is the Operating Income for 2003 under the Contracts in those jurisdictions in which the

Governmental Authorizations have not been received, and the denominator of which is Available Money's aggregate Operating Income for 2003; provided, that such amount may be withheld from cash payments under Section 2(a)(ii) only to the extent that the aggregate potential reduction in Purchase Price under Section 7(f) and this Section, based upon renewals as of the date in question, exceed $2,000,000.

                  (h) Keyman Life Insurance. Available Money shall retain ownership of the universal life insurance policy #___________ held by Available Money on the life of Howard Regen until the earlier of (i) the one (1) year anniversary of the Closing Date or (ii) the date on which all 2004 Contracts have been renewed pursuant to the provisions of Section 7(f). During this period, Buyer agrees not to withdraw any cash from this insurance policy and the Parties agree that if Howard Regen dies during this period then Buyer shall be entitled to retain the death benefit for this policy and shall distribute one half of the cash value of the policy on the Closing Date to each Seller. Upon the expiration of this period, absent further instructions, Buyer shall assign a one half interest in this insurance policy to each Seller.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) Survival. All of the representations and warranties of the Parties contained in this Agreement shall survive and continue in full force and effect for a period of eighteen (18) months from the Closing Date, except with regards to Tax matters which shall survive for a period of time which is equal to the statute of limitations with respect to the Tax liability being asserted plus ninety (90) days.

                  (b) Indemnification Provisions for Benefit of Buyer. Subject to the terms of this Section 8, Sellers shall indemnify, defend, reimburse and hold harmless Buyer from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                           (i) any material inaccuracy in, or Breach of, any
representation and warranty or nonfulfillment of any covenant on the part of Sellers contained in this Agreement;

                           (ii) any material misrepresentation in or omission
from or nonfulfillment of any covenant on the part of Sellers contained in any other agreement, certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement;

                           (iii) all federal, state, county, local, foreign and
other Taxes of Sellers or Available Money for periods on or prior to December 31, 2003, including, income Taxes, excise Taxes, sales Taxes, use Taxes, gross receipts Taxes, franchise Taxes, employment and payroll related Taxes, property Taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income, relating to the taxable periods or portions thereof ending upon the close of business on the Closing Date or related to the Contemplated Transactions, which are not timely paid by Sellers and which Buyer or Available Money pays;

                           (iv) any and all debts, liabilities or obligations of
Available Money, or claims against Available Money, relating to or arising out of the operation of the Business of Available

Money and any successor or assign thereof on or prior to December 31, 2003, less the amount of any proceeds received by Available Money from a claim filed under its insurance policies with respect to any insurance coverage for such debts, liabilities or obligations, provided that, Buyer agrees to have Available Money file a claim under its insurance policies with respect to such debts, liabilities or obligations, and to use commercially reasonably efforts to cooperate with the insurance company in processing such claims. Sellers agree that they shall each be responsible for reimbursing Available Money for any increased premiums experienced as a result of such claims during the three (3) year period commencing on the date that such claims are paid; and

                           (v) reasonable fees and disbursements of counsel
incident to any of the foregoing.

         The indemnification of Buyer provided by this Section 8(b) shall be in addition to the tax indemnification set forth in Section 3(e). Notwithstanding anything herein, if each Seller delivers to Buyer on the Closing Date a personal financial statement certified by such Seller to be complete and accurate, in a form reasonably satisfactory to Buyer, then in no event shall the obligations of either Seller pursuant to this Section 8(b) exceed the Seller's Pro Rata Portion of the Purchase Price paid to such Seller plus the reasonable costs incurred by Buyer to enforce its rights pursuant to this Section 8(b).

                  (c) Indemnification Provisions for Benefit of Sellers. Subject to the terms of this Section 8, Buyer shall indemnify, defend, reimburse and hold harmless Sellers from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                           (i) any material inaccuracy in, or Breach of, any
representation and warranty or nonfulfillment of any covenant on the part of Buyer contained in this Agreement;

                           (ii) all federal, state, county, local, foreign and
other Taxes of Available Money, including, income Taxes, excise Taxes, sales Taxes, use Taxes, gross receipts Taxes, franchise Taxes, employment and payroll related Taxes, property Taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income, relating to the taxable periods or portions thereof commencing after the close of business on the Closing Date which are not timely paid by Available Money or Buyer and which Sellers pay;

                           (iii) any and all debts, liabilities or obligations
of Available Money, or claims against Available Money, relating to or arising out of the operation of the Business of Available Money and any successor or assign thereof after the Closing Date; and

                           (iv) reasonable fees and disbursements of counsel
incident to any of the foregoing.

         The indemnification of Sellers provided by this Section 8(c) shall be in addition to the tax indemnification set forth in Section 3(e).

                  (d) Indemnification Procedure for Third Party Claims. The Party seeking indemnification under this Section 8 shall give the Party from whom indemnification is sought prompt written notice of the assertion of any Third Party claim of which said Party has Knowledge which is covered by the indemnity agreements set forth in this Section 8. If the Party obligated to indemnify wishes to defend such claim for which such Party is or may be liable, then such Party may, at its own expense, defend such claim; provided, however, that the indemnitee or indemnitees may retain counsel (at the indemnitee's expense) to monitor the defense of such claim. If the Party obligated to indemnify, within a reasonable period of time after notice of any such claim, fails to defend, the Party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim, subject to the right of the indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

                  (e) Payment of Sums Due. After any final non-appealable judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the Parties shall have arrived at a mutually binding agreement, with respect to each separate Third Party claim indemnified by the Party obligated to indemnify, the Party seeking indemnification shall forward to the Party obligated to indemnify notice of any sums due and owing (and the times when due) by the Party seeking indemnification with respect to such claim and the Party obligated to indemnify shall pay such sums to the Party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due more than 90 days after the date of such notice, ten days prior to the date each such sum is due.

                  (f) Good Faith Efforts to Settle Disputes. Each of the Parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such Party intends to claim a right of indemnification in such Proceeding, such Parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute.

                  (g) Fees and Expenses. Notwithstanding any other provision in this Section 8, in the event of any dispute or controversy, the prevailing Party in such dispute shall, in addition to any other remedies the prevailing Party may obtain in such dispute, be entitled to recover from the other Party all of its reasonable legal fees and out-of-pocket costs incurred by such Party in enforcing or defending its rights hereunder, excluding any costs incurred under
Section 8(f).

                  (h) Notice of Claims. No claim by any Party for indemnification under this Section 8 shall be valid unless the Party seeking indemnification provides written notice of such claim to the other Party on or before the third anniversary of the Closing Date except that:

                           (i) in the case of representations and warranties or
covenants regarding tax matters, such notice must be given on or before the expiration of the statue of limitations applicable to the liability underlying the claim; and

                           (ii) in the case of any covenant contained herein
that by its terms explicitly extends beyond such third anniversary, such notice must be given on or before the expiration of the time period explicitly referenced in such covenant. The liability of any Party for indemnification with respect to any claim for indemnification for which the indemnified Party has timely given notice pursuant to this Section 8(h) shall continue until such liability for indemnification shall have been finally determined pursuant to this Section 8.

                  (i) Litigation Support. If, and for so long as, any Party actively is contesting or defending against any action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with

                           (i) any Contemplated Transaction, or

                           (ii) any fact, situation, circumstance, status,
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, unless the contesting or defending Party is entitled to indemnification therefor under this Section 8.

                  (j) Sole Remedy. The Parties hereby agree that the rights and remedies set forth in this Section 8 shall constitute each Party's sole remedy against each of the other Parties after the Closing for the Breach of any representation, warranty or covenant herein made by such other Party.

         9. POST CLOSING REVIEW PERIOD.

                  (a) The Parties acknowledge and agree that, due to Sellers' requested timetable for Closing, the Parties have been unable to complete their customary due diligence investigations prior to Closing. Therefore, for a period of sixty (60) days after the Closing Date (the "REVIEW PERIOD"), (i) Buyer shall have the right to review the business, operations, assets, books and records of Available Money, and request additional documentation or information from Sellers as needed to complete a thorough due diligence investigation of Available Money, and Sellers shall have the right to review the business, operations, assets, books and records of Buyer, and request additional documentation or information from Buyer, as needed to complete a thorough due diligence investigation of Buyer.

                  (b) In the event that Buyer determines as a result of its investigation that any of the representations and warranties of Sellers and/or Available Money set forth in Sections 4 or 6 above were materially inaccurate as of the Closing Date, or that other facts or circumstances existed as of the Closing Date that materially reduce the value of the Available Money Shares from that determined based on information provided to Buyer prior to the Closing Date, Buyer shall notify Sellers in writing of that determination prior to the end of the Review Period, which notice shall state the basis for such determination and shall include a proposed reduction in the Purchase Price to reflect the matters leading to such determination. Following receipt of such notice by Sellers, the Parties shall attempt to resolve the issue by negotiation, and each shall negotiate in good faith. In the event that such negotiations are not successful after a period of thirty (30) days following Sellers' receipt of Buyer's notice, any Party may require that the dispute be submitted to determination by an independent accounting, investment banking or valuation firm acceptable to both parties (the "APPRAISER"), to which each Party shall provide such information as the Appraiser shall request, and the determination of the Appraiser of any reduction (or no reduction) in the Purchase Price shall be binding on all parties absent manifest error. No otherwise scheduled payments of the Purchase Price under Section 2(a) above shall be due and payable until completion of the foregoing process. In the event of any reduction in the Purchase Price, Buyer may only effect such reduction to the stock portion of the Purchase Price.

                  (c) In the event that Sellers determine based on such review that any of the representations and warranties of Buyer set forth in Section 5 above were materially inaccurate as of the Closing Date, or that other facts or circumstances existed as of the Closing Date that, if publicly disclosed prior to the Closing Date, would have resulted in a material reduction in the Stock Valuation, Sellers shall notify Buyer in writing of that determination prior to the end of the Review Period, which notice shall state the basis for such determination and shall include a proposed reduction in Stock Valuation to reflect the matters leading to such determination. Following receipt of such notice by Buyer, the Parties shall attempt to resolve the issue by negotiation, and each shall negotiate in good faith. In the event that such negotiations are not successful after a period of thirty (30) days following Buyer's receipt of Sellers' notice, any Party may require that the dispute be submitted to determination by an Appraiser nationally-recognized independent accounting firm acceptable to both parties, to which each Party shall provide such information as such accounting firm shall request, and the determination of such accounting firm of any reduction (or no reduction) in the Stock Valuation shall be binding on all parties absent manifest error. In the event of the agreement of the Parties or determination of the Appraiser of a reduction in the Stock Valuation, Buyer shall within ten Business Days thereafter issue to each Seller his or her Seller's Pro Rata Portion of such additional shares of Buyer's common stock as are required to reflect such reduction.

         10. MISCELLANEOUS.

                  (a) Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement until after the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure in a filing with the Securities and Exchange Commission or any state securities commission that it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure). The terms of this Section 10(a) shall not prevent any Party from communicating with its employees and lenders regarding the content of this Agreement.

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                  (c) Entire Agreement and Modification. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No amendment or modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Party to be charged with the amendment.

                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Buyer, Sellers and Available Money. Notwithstanding the foregoing, Sellers may assign its rights hereunder to a wholly-owned Subsidiary of Sellers, provided that Sellers shall remain liable for its obligations set forth in this Agreement as if such assignment had not occurred hereunder.

                  (e) Disclosure Schedules.

                           (i) The information in the Disclosure Schedules
constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Available Money, Sellers and Buyer as set forth in this Agreement or (ii) descriptions or lists of items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statement in this Agreement will control.

                           (ii) The statements in the Disclosure Schedules, and
those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

                  (f) Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties any may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

                  (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (h) Notices. Any and all notices required or permitted hereunder shall be deemed to be sent or delivered when personally delivered to the recipient or when mailed by certified or registered mail with proper first class postage affixed thereto to the Parties hereto, as follows:

                  (i) If to Sellers:

                  Helene Regen
                  6151 West Century Boulevard, Suite 300
                  Los Angeles, CA 90060-5314
                  Facsimile:  310-410-2919
                  and

                  Samuel K. Freshman
                  6151 West Century Boulevard, Suite 300
                  Los Angeles, CA 90060-5314
                  Facsimile:  310-410-2919

         With a copy to:

                  Mark Schwartz
                  6151 West Century Boulevard, Suite 300
                  Los Angeles, CA 90060-5314

         If to Buyer:

                  700 S. Henderson Road Suite 210
                  King of Prussia, PA 19406
                  Attention:  Christopher M. Wolfington
                  Facsimile:  610-265-3342

         With a copy to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA  19102
                  Attention:  Lawrence D. Rovin
                  Facsimile: (215) 568-6603

         Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated period. Any Party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the individual, or by a person at the address of the individual, for whom it is intended. Any Party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth herein.

                  (j) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws (and not the law of conflict of laws) of the State of Delaware.

                  (k) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in the State of Delaware, New Castle County in any action or Proceeding arising out of or related to this Agreement; agrees that all claims in respect of the action or Proceeding may be heard and determined in any such court; and agrees not to bring any action or Proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. The Parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

                  (l) Enforcement of Agreement. The Parties acknowledge and agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by any Party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

                  (m) Wavier; Remedies Cumulative. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or rights unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  (n) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which the judgment may be appealed.

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

                  (o) Expenses. Except as otherwise provided in this Agreement, each of the Parties will bear its respective costs and expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions.

                  (p) Construction. Time is of the essence of this Agreement. The language used herein will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (q) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (r) Litigation. In the event of litigation arising of or connected with the Contemplated Transactions, the prevailing Party in any such action shall be entitled to recover of the other Party all costs of court, including attorneys' fees and court costs at the trial level.



               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the date first above written.


                                        SHAREHOLDERS:

                                             /s/ Helene Regen
                                        ----------------------------------------
                                             Helene Regen

                                             /s/ Samuel Freshman
                                        ----------------------------------------
                                             Samuel Freshman


                                        BUYER:

                                        iGAMES ENTERTAINMENT, INC.

                                        By: /s/ Christopher M. Wolfington
                                            -----------------------------
                                            Christopher M. Wolfington, CEO


                                        AVAILABLE MONEY:

                                        AVAILABLE MONEY, INC.

                                        By: /s/ Howard Regen
                                            ----------------
                                            Howard Regen,

                                    EXHIBITS


EXHIBIT A         Disclosure Schedules
EXHIBIT B         Covenant Not to Compete




                                       47